UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2011 (June 28, 2011)

BJ’s Wholesale Club, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13143	04-3360747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Research Drive, Westborough, Massachusetts		01581
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (774) 512-7400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 28, 2011, BJ’s Wholesale Club, Inc., a Delaware corporation (the “Company”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Beacon Holding Inc., a Delaware corporation (“Buyer”), and Beacon Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer (“Transitory Subsidiary”). Buyer and Transitory Subsidiary are affiliates of Leonard Green & Partners, L.P., a private equity firm based in Los Angeles, California, and CVC Capital Partners, a private equity firm with a network of 20 offices throughout Europe, Asia and the United States.

Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Transitory Subsidiary will merge with and into the Company and the Company will become a wholly-owned subsidiary of Buyer (the “Merger”). At the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares owned by (i) Buyer, Transitory Subsidiary or any other direct or indirect wholly-owned subsidiary of Buyer immediately prior to the effective time of the Merger, (ii) the Company or any wholly-owned subsidiary of the Company or (iii) stockholders who have properly exercised and perfected appraisal rights under Delaware law) will be converted automatically into the right to receive $51.25 in cash, without interest.

A copy of the press release issued by the Company announcing the transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The material terms of the Merger Agreement, including the conditions thereto, will be described in a subsequent filing on Form 8-K.

On June 29, 2011, Laura J. Sen, President and Chief Executive Officer of the Company, sent an e-mail to all employees of the Company regarding the Merger. The email is attached hereto as Exhibit 99.2.

Cautionary Note Regarding Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for the Company, including statements about the expected timetable for consummation of the proposed transaction among the Company, Buyer and Transitory Subsidiary, and any other statements about the Company, Buyer and Transitory Subsidiary, or about the Company’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to the risks surrounding the parties’ ability to consummate the transaction, including the receipt of shareholder approval, court approval or the regulatory approvals required for the transaction; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers); retention of certain key employees of the Company and such other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011 and in its most recent quarterly report filed with the SEC. The Company assumes no obligation to update the information in this Current Report on Form 8-K, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find it

In connection with the proposed acquisition of the Company by Buyer, the Company intends to file relevant materials with the SEC, including the Company’s proxy statement in preliminary and definitive form (together, the “Proxy Statement”). Investors and security holders will be able to obtain free copies of the materials (when they are available) at the SEC’s web site, http://www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement and other relevant materials from the Company by contacting Cathy Maloney, Vice President, Investor Relations, at (774)-512-6650.

Investors and security holders are urged to read all relevant documents filed with the SEC, including the Proxy Statement, because they will contain important information about the proposed transaction.

The Company and its directors and executive officers, and Buyer and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common shares in respect of the proposed transaction. Information about the directors and executive officers of the Company is contained in the Company’s Form 10-K for the fiscal year ended January 29, 2011 and its proxy statement for the 2011 Annual Meeting of Shareholders, which was filed with the SEC on April 6, 2011. Information about the directors and executive officers of Buyer and a more complete description of the interests of the Company’s directors and officers will be available in the Proxy Statement regarding the acquisition when it becomes available. Each of these documents is, or will be, available free of charge at the SEC’s website at www.sec.gov or by contacting BJ’s Wholesale Club, Inc., 25 Research Drive, Westborough, Massachusetts, 01581; or (774) 512-7400.

Item 9.01.	Financial Statements and Exhibits.

(d) See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’s WHOLESALE CLUB, INC.

Date: June 29, 2011	By:	/s/ Robert W. Eddy
Robert W. Eddy Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by BJ’s Wholesale Club, Inc. on June 29, 2011

99.2	Laura J. Sen E-mail to All Employees